UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2025

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 23, 2025, CytoDyn Inc. (the “Company”) reached an agreement in principle to settle the securities class action pending in the United States District Court for the Western District of Washington (the “Court”), Courter et al. v. CytoDyn Inc. et al, Case No. C21-5190 BHS (the “Securities Class Action”). The agreement in principle provides for a payment by the Company to the class of $500,000 in cash and 49 million shares of common stock of the Company in exchange for the dismissal and release of all claims against all defendants in the Securities Class Action. The agreement is subject to final documentation, court approval, and other conditions.

There can be no assurances as to the ultimate outcome of the Securities Class Action, including that the final settlement agreement will be executed, that the settlement agreement, if executed, will include the terms and conditions currently anticipated by the Company, that such agreement will be approved by the Court, or that any revised settlement terms, if applicable, will be finalized by the parties and approved by the Court. A final, non-appealable closure of the litigation could take several months. The agreement in principle does not constitute an admission by the Company of any fault or liability and the Company does not admit fault or liability. If the settlement cannot be finalized by the parties or is not approved by the Court, the Company will defend the Securities Class Action vigorously and believes there are meritorious defenses and legal standards that must be met for, among other things, success by the plaintiffs on the merits. If the parties are unable to finalize the settlement, the Securities Class Action could have a material adverse effect on the Company’s financial condition, results of operations, and cash flows.

Forward-Looking Statements

This Item 8.01 of this Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are largely based on the Company’s current expectations about future events. Such forward-looking statements include, in particular, the Stipulation of Settlement resolving the Securities Class Action, the expected activity and expense required by the proposed settlement, the defendant’s ability to overcome any objections or appeals regarding the Stipulation of Settlement, and satisfactory resolution of any future litigation or other disagreements with others. These forward-looking statements may be identified by the use of terms and phrases such as “believes,” “could,” “would,” “potentially,” “strategy,” “objectives,” “expects,” “may,” “plans,” “will,” and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or the Company’s future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements to be materially different from those expressed or implied by any forward-looking statements. The reader is cautioned not to rely on these statements, which are based on current expectations of future events. For important information about these statements and the Company, including the risks, uncertainties, and other factors that could cause actual results to vary materially from the assumptions, expectations, and projections expressed in any forward-looking statements, the reader should review our Annual Report on Form 10-K for the fiscal year ended May 31, 2025, including the section captioned “Forward-Looking Statements” and in Item 1A, as well as subsequent reports filed with the SEC. The Company does not undertake to update any forward-looking statement as a result of new information or future events or developments except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: December 1, 2025	By	/s/ Tyler Blok
Tyler Blok
Chief Legal Officer and Corporate Secretary